UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St, Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 25, 2012, Halcón Resources Corporation (the “Company”) issued a press release announcing an operational update for 2012 and the Company’s outlook for 2012 and 2013. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release includes information relating to the Company on a pro forma basis taking into account the Company’s pending acquisitions of GeoResources, Inc., and the East Texas Assets (discussed in Item 8.01 below), including pro forma acreage positions, drilling plans, production and estimated proved reserves associated with conventional oil and natural gas properties at December 31, 2011 of 36.3 million barrels of oil equivalent (MMBoe). Total pro forma estimated proved reserves, including both conventional and resource style properties, would be 72.8 MMBoe using proved reserves of Halcón and GeoResources at December 31, 2011 and proved reserves associated with the East Texas Assets at April 1, 2012 and applying the unweighted average first-day-of-the-month oil and natural gas prices for the year ended December 31, 2011. The press release also includes certain guidance for 2012 and 2013, including production, capital expenditures, lease operating expense, production taxes, and cash general and administrative expenses that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The pro forma information and guidance provided in the press release is based upon assumptions that may not prove accurate and is subject to various risks and uncertainties that could cause actual results to differ materially. See “Forward Looking Statements” below for information regarding certain of these risks and uncertainies.

The information incorporated herein by reference is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act, or the Exchange Act.

Item 8.01	Other Events.

Pending Acquisition of East Texas Assets

As previously reported, on June 5, 2012, a wholly owned subsidiary of the Company entered into a purchase and sale agreement with private oil and gas companies to acquire an operated interest in 16,365 net acres of oil and gas leasehold in East Texas that the Company believes is prospective in the Woodbine formation. The Company has since entered into additional purchase and sale agreements with other parties to acquire additional leasehold interests in the same area. Pursuant to these purchase and sale agreements, the Company expects to acquire a total of 20,628 net acres of oil and gas leasehold (the “East Texas Assets”) with current net production of approximately 2,800 barrels of oil equivalent per day (“Boe/d”) for a total transaction value of approximately $300.0 million in cash and the issuance of 20.7 million shares of the Company’s common stock. The effective date of these transactions is April 1, 2012, and the Company expects to complete the acquisition of the East Texas Assets in late July 2012.

As the pending acquisition of the East Texas Assets is deemed probable, attached as Exhibit 99.2 and incorporated herein by reference herein, are statements of revenues and direct operating expenses for the East Texas Assets for the period from February 1, 2011 through December 31, 2011 (the “Audited Statements”), the three months ended March 31, 2012, and the period from February 1, 2011 to March 31, 2011, including footnotes thereto. The independent auditors’ report of UHY LLP on the Audited Statements as required under Rule 3-05 of Regulation S-X is also included in Exhibit 99.2.

Unaudited Pro Forma Condensed Combined Financial Information

Attached as Exhibit 99.3 and incorporated herein by reference are an uaudited pro forma condensed combined balance sheet of Halcón Resources Corporation as of March 31, 2012, and unaudited pro forma condensed combined statements of operations of Halcón Resources Corporation for the year ended December 31, 2011 and the three months ended March 31, 2012. These unaudited pro forma financial statements give effect to the Company’s pending merger with GeoResources, Inc. (the “GeoResources Merger”) and the probable acquisition of the East Texas Assets on the bases, and subject to the assumptions, set forth therein in accordance with Article 11 of Regulation S-X.

Leasehold Acquisition Activities

On June 25, 2012, the Company released updated information concerning its leasehold acquisition activities:

•

Utica/Point Pleasant – As previously disclosed, on May 8, 2012 the Company entered into an agreement of sale and purchase with a private seller to acquire a working interest in oil and gas leases for an initial purchase price of approximately $194 million. The Company announced that it expects to complete the acquisition of 31,809 net acres of oil and gas leasehold in Eastern Ohio, prospective for the Utica/Point Pleasant formations, in late June 2012. Pro forma for this pending acquisition, the Company will have approximately 175,000 acres leased or under contract in Ohio and Pennsylvania it believes are prospective for the Utica/Point Pleasant formations.

•

Woodbine – Pro forma for the pending acquisition of the East Texas Assets discussed above, the Company will have approximately 150,000 net acres, prospective for the Woodbine and other formations, leased or under contract in East Texas.

•	Wilcox – The Company has approximately 87,000 net acres leased, optioned or under contract in East Texas and Southwest Louisiana.

•

Bakken and Three Forks – Pro forma for the pending merger with GeoResources, the Company will have approximately 55,000 net acres prospective for the Bakken and Three Forks formations. This acreage is comprised of 27,800 net acres in Williams County, North Dakota, 12,900 net acres in eastern Montana (Roosevelt and Richland Counties), 9,700 net acres in Mountrail County, North Dakota and 4,300 net acres in McKenzie and Southern Williams Counties, North Dakota.

•

Mississippi Lime – The Company holds a concession for approximately 45,000 gross and net acres from the Osage Minerals Council in Osage County, Oklahoma, which is in Northern Oklahoma east of the Nemaha Ridge.

•

Eagle Ford – Pro forma for the pending merger with GeoResources, the Company will have approximately 24,000 net acres prospective for the Eagle Ford and other formations, in Fayette and Gonzales Counties, Texas. The Company intends to divest the Eagle Ford properties following the closing of the GeoResources Merger.

•

Tuscaloosa Marine Shale The Company has identified the Tuscaloosa Marine Shale as a potential liquids-rich exploratory play. Expectations are to build a position of 150,000 to 200,000 net acres across the trend.

•

Austin Chalk – Pro forma for the pending merger with GeoResources, the Company will have approximately 200,000 net acres across the Austin Chalk trend of East Texas. This acreage consists of approximately 30,000 net acres in the Giddings field, located in Brazos, Burleson, Fayette, Grimes, Lee, Montgomery, Madison and Washington Counties and 170,000 net acres in the Brookeland field, located in Newton, Jasper, Sabine and Tyler Counties.

Certain Relationships and Related Party Transactions

On May 29, 2012, the Company purchased a 98-acre tract of land in Texas from Floyd C. Wilson, the Company’s Chairman and Chief Executive Officer. Mr. Wilson originally acquired the property for personal use in 2011, prior to the Company’s recapitalization transaction in February 2012, which resulted in Mr. Wilson becoming the Chairman and Chief Executive Officer of the Company. In conjunction with the recapitalization transaction, Mr. Wilson offered the Company the opportunity to purchase the property, which includes mineral rights, from him at cost. Prior to entering into this transaction, the Company’s board of directors considered the potential benefits and uses to the Company of the property, determined that acquiring the property upon the terms offered by Mr. Wilson was in the Company’s best interests, and authorized the acquisition for approximately $1,090,000, representing Mr. Wilson’s costs associated with the acquisition and ownership of the property.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, capital expenditures and the anticipated timing for closing certain pending transactions. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company’s management in light of their experience and their perception of historical trends, current conditions and expected future developments, as well as other factors they believe are appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the possibility that the parties to the pending transactions may be unable to satisfy the conditions to closing of those transaction; that problems may arise in the integration of the businesses and properties acquired; that the transactions may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; inability to timely integrate and realize expected value from acquisitions, inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. The Company’s Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect the Company’s business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information About the GeoResources Transaction

Halcón and GeoResources have filed materials relating to the transaction with the SEC, including a registration statement of Halcón, which includes a prospectus of Halcón and a joint proxy statement of Halcón and GeoResources. The definitive joint proxy statement/prospectus will be sent to stockholders of Halcón and GeoResources on or about June 29, 2012. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HALCÓN, GEORESOURCES AND THE PROPOSED TRANSACTION. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Halcón can be obtained free of charge from Halcón’s website at www.halconresources.com. The documents filed by GeoResources can be obtained free of charge from GeoResources’ website at www.georesourcesinc.com. Halcón, GeoResources and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Halcón and GeoResources in respect of the proposed transaction. Information regarding the persons who may be participants in the solicitation is set forth in the joint proxy statement/prospectus.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of UHY LLP.

99.1	Press release issued by Halcón Resources Corporation dated June 25, 2012.

99.2	Independent Auditors’ Report and Statements of Revenues and Direct Operating Expenses of the East Texas Assets for the period from February 1, 2011 to December 31, 2011, the three months ended March 31, 2012, and the period from February 1, 2011 to March 31, 2011.

99.3	Pro forma condensed combined balance sheet of Halcón Resources Corporation as of March 31, 2012, and pro forma condensed combined statements of operations of Halcón Resources Corporation for the year ended December 31, 2011 and the three months ended March 31, 2012, giving effect to Halcón’s pending merger with GeoResources, Inc. and probable acquisition of the East Texas Assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

June 25, 2012	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of UHY LLP.

99.1	Press release issued by Halcón Resources Corporation dated June 25, 2012.

99.2	Independent Auditors’ Report and Statements of Revenues and Direct Operating Expenses of the East Texas Assets for the period from February 1, 2011 to December 31, 2011, the three months ended March 31, 2012, and the period from February 1, 2011 to March 31, 2011.

99.3	Pro forma condensed combined balance sheet of Halcón Resources Corporation as of March 31, 2012, and pro forma condensed combined statements of operations of Halcón Resources Corporation for the year ended December 31, 2011 and the three months ended March 31, 2012, giving effect to Halcón’s pending merger with GeoResources, Inc. and probable acquisition of the East Texas Assets.